EXHIBIT 10.31.3

                               EXCHANGE AGREEMENT

                  THIS EXCHANGE AGREEMENT (this "AGREEMENT") made as of this 27th day of March, 2003, by and between WOODWARD LLC, an entity organized and existing under the laws of the Cayman Islands ("WOODWARD") and EUROTECH, LTD., a District of Columbia corporation ("EUROTECH" or the "COMPANY"), and

                  When used in this Agreement, the following terms shall have the specified definitions, unless the context otherwise requires:

                  "SERIES D STOCK" shall mean the Series D Preferred Stock of Markland Technologies, Inc.("MARKLAND"), $.0001 par value.

                  "PREFERRED STOCK" shall mean the Series A 3% Convertible Preferred Stock, $.01 par value, and Series B 5% Convertible Preferred Stock, $.01 par value of Eurotech.

                                 R E C I T A L S

                  A. Woodward is the (i) owner of good and marketable title to 2,500 shares of the Eurotech Series A Preferred Stock, and (ii) holder of the right to have issued to it 8,000 shares of the Eurotech Series B Preferred Stock, in each case free and clear of all liens and encumbrances (such shares and rights, the "EXCHANGED STOCK").

                  B. Eurotech wishes to (i) acquire the Series A Preferred Stock from Woodward for the purpose of retiring such shares, and (ii) accept Woodward's termination of its rights to acquire the Series B Preferred Stock , in each case in exchange for 16,000 shares of the Series D Stock, and Woodward and Eurotech desire to effect such exchange (such transaction, the

"EXCHANGE"), in each case on the terms set forth herein.

                  NOW, THEREFORE, for and in consideration of the premises and the mutual agreement contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. EXCHANGE. In consideration of the mutual benefits to be gained by the parties hereto pursuant to the Exchange, at the Closing (as defined below), Woodward agrees to exchange with Eurotech, and Eurotech agrees to exchange with Woodward, respectively, the Exchanged Stock for the Series D Stock.

                  2. CLOSING DATE. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 7 and Section 8 below, the date of the closing of the Exchange pursuant to this Agreement (the "CLOSING DATE") shall be on April 15, 2003 or such other mutually agreed upon time. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall occur on the Closing Date at the offices of Krieger & Prager, 39 Broadway, Suite 1440, New York, New York or at such other location as may be agreed to by the parties.

                  3. MUTUAL DELIVERIES. Upon the delivery by Woodward of the Series A Stock duly endorsed for transfer, and the release and surrender of its rights to receive the unissued Series B Stock, Eurotech shall deliver to Woodward the Series D Stock, registered in the name of Woodward or its designee, bearing substantially the following legend:

                  THE SECURITIES REPRESENTED HEREBY (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE

                  SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

         The delivery by Eurotech to Woodward of the Series D Stock at the Closing shall coincide with and shall be deemed evidence of Woodward's release and termination of it rights to receive Eurotech Series B Preferred Stock, as referenced in that certain Termination and Release Agreement between the parties, which agreement shall be delivered at the Closing (the "TERMINATION AGREEMENT").

                  4. REPRESENTATIONS AND WARRANTIES OF EUROTECH. EUROTECH represents and warrants to Woodward that:

                  (a) The Company has the corporate power and authority to enter into this Agreement, and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitute a valid and binding obligations of the Company enforceable against it in accordance with its terms, subject to the effects of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to the application of equitable principles in any proceeding (legal or equitable).

                  (b) There is no pending, or to the knowledge of the Company, threatened, judicial, administrative or arbitral action, claim, suit, proceeding or investigation which might affect the validity or enforceability of this Agreement or which involves the Company and which if adversely determined, could reasonably be expected to have a material adverse effect on the Company.

                  (c) Except for filings required by any applicable securities law, no consent or approval of, or exemption by, or filing with, any party or governmental or public body or authority is required in connection with the execution, delivery and performance of the Company under this Agreement or the taking of any action contemplated hereunder.

                  (d) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, will not (i) conflict with or result in a violation of any provision of its certificate of incorporation, bylaws or other organizational documents, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration, modification or cancellation of, any contract, agreement, note, bond, indenture or other instrument to which the Company is a party or under which the Company, its assets or its capital stock is or may be effected, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations) applicable to the Company or by which any property of the Company, including, without limitation, the Series D Stock, will be bound or affected. Except as specifically contemplated by this Agreement and as required under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and any applicable federal and state securities laws, Eurotech is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof. Except for filings that may be required under applicable federal and state securities laws, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

                  (e) Eurotech is the owner of good and marketable title to the shares of Series D Stock held by it, free and clear of all liens, pledges and encumbrances or any other stop transfer orders (except as may be required by the applicable securities laws).

                  (f) Annexed hereto as Exhibit A is a true and complete copy of the Certificate of Designations of the Series D Stock as filed with the Secretary of State of the State of Florida prior to the Closing.

                  5. REPRESENTATIONS AND WARRANTIES OF WOODWARD. Woodward hereby represents and warrants to the Company that:

                  (a) Woodward has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery by Woodward of this Agreement, and the consummation by Woodward of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Woodward. This Agreement has been duly executed and delivered by Woodward and constitute valid and binding obligations of Woodward, enforceable against it in accordance with their respective terms, subject to the effects of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to the application of equitable principles in any proceeding (legal or equitable).

                  (b) There is no pending, or to the knowledge of Woodward, threatened, judicial, administrative or arbitral action, claim, suit, proceeding or investigation which might affect the validity or enforceability of this Agreement or which involves Woodward, and which if adversely determined, could reasonably be expected to have a material adverse effect on Woodward.

                  (c) No consent or approval of, or exemption by, or filing with, any party or governmental or public body or authority is required in connection with the execution, delivery and performance by Woodward under this Agreement or the taking of any action contemplated hereunder.

                  (d) The execution, delivery and performance of this Agreement by Woodward and the consummation by Woodward of the transactions contemplated hereby, will not (i) conflict with or result in a violation of any provision of its certificate of incorporation, bylaws or other organizational documents, or
(ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, note, bond, indenture or other instrument to which Woodward is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations) applicable to Woodward or by which any property of Woodward are bound or affected. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable federal and state securities laws, Woodward is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof. Except for filings that may be required under applicable federal and state securities laws in connection with the exchange of the Exchanged Stock, all consents, authorizations, orders, filings and registrations which Woodward is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

                  (e) Woodward is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and Woodward has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Series D Stock. Woodward acknowledges that an investment in the Series D Stock is speculative and involves a high degree of risk.

                  (f) Woodward has received all documents, records, books and other information pertaining to Woodward's acquisition of the Series D Stock pursuant to the Exchange that have been requested by Woodward.

                  (g) Eurotech has made available to Woodward, through electronic filings on EDGAR, each registration statement, report, proxy statement or information statement prepared by Markland since June 30, 2001, including its Annual Report on Form 10-KSB for the years ended June 30, 2001 and June 30, 2002 and its Quarterly Reports on Form 10-QSB for the quarters ended since June 30, 2002, in the form (including exhibits, annexes and any amendments thereto) filed with the Securities and Exchange Commission ("SEC") subsequent to the Agreement Date, its "REPORTS").

                  (h) Woodward understands that (i) the sale or resale of the shares of Series D Stock has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Series D Stock may not be transferred unless (a) the Series D Stock are sold pursuant to an effective registration statement under the Securities Act, (b) the Series D Stock are sold or transferred pursuant to an exemption from such registration,
(c) the Series D Stock are sold or transferred to an "affiliate" (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) ("RULE 144")) who agrees to sell or otherwise transfer the Series D Stock only in accordance with this section and who is an "accredited investor" (as defined under the Securities Act"), or (d) the shares of Series D Stock are sold pursuant to Rule 144, if such rule is available; (ii) any sale of such shares of Series D Stock made in reliance on Rule 144 may be made only in accordance with the terms of said rule and further, if said rule is not applicable, any resale of such shares of Series D Stock under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to comply with the terms and conditions of any exemption under the Securities Act. As used in this paragraph (g), Series D Stock includes the shares of Common Stock issuable upon conversion of the Series D Stock.

                  (i) Woodward is the owner of good and marketable title to the Exchanged Stock, free and clear of all liens, pledges, and encumbrances.

                  6. Nothing contained herein shall in any way otherwise limit Woodward's right to sell or transfer the Common Stock to be delivered to Woodward upon conversion of the Series D Stock.

                  7. CONDITIONS TO EUROTECH'S OBLIGATIONS. The obligations of the Company hereunder to exchange and deliver the certificate(s) representing the Series D Stock to Woodward at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions thereto, provided that these conditions are for Eurotech's sole benefit and may be waived by Eurotech at any time in its sole discretion:

                  (a) Woodward shall have executed this Agreement and delivered same to Eurotech.

                  (b) Woodward shall have delivered the Exchanged Stock in accordance with Section 3 above.

                  (c) The representations and warranties of Woodward shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and Woodward shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Woodward at or prior to the Closing Date.

                  (d) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

                  (e) Woodward shall have executed and delivered to Eurotech the Termination Agreement, which relates to that certain Pledge and Security Agreement dated December 19, 2002, between Eurotech and Woodward (the "Security Agreement"), in a form reasonably acceptable to Eurotech, and shall have additionally executed and delivered to Eurotech such forms of UCC-3 termination statements as are necessary to terminate the security interest of Woodward contemplated by the Security Agreement.

                  8. CONDITIONS TO WOODWARD'S OBLIGATIONS. The obligations of Woodward hereunder to exchange and deliver the certificate(s) representing the Exchanged Stock to Eurotech at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for Woodward's sole benefit and may be waived by Woodward at any time in its sole discretion.

                  (a) Eurotech shall have executed this Agreement and delivered the same to Woodward.

                  (b) Eurotech shall have delivered to Woodward duly executed certificate(s) representing the Series D Stock in accordance with Section 3 above.

                  (c) The representations and warranties of Eurotech shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and Eurotech shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Eurotech at or prior to the Closing Date.

                  (d) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

                  9. GOVERNING LAW; MISCELLANEOUS

                  (a) Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE
OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITH SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED IN THE CITY OF NEW YORK, NEW YORK WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT ANY PARTY'S RIGHT TO SERVE

PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. THE PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER. THE PARTIES HEREBY WAIVE A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

                  (b) Jury Trial Waiver. The parties hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter arising out of or in connection with the Transaction Documents.

                  (c) Counterparts. This Agreement may be executed in one or more counterparts and by facsimile transmission, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                  (d) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                  (e) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

                  (f) Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser make any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Purchaser.

                  (g) Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier, overnight delivery service or by confirmed facsimile transmission, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier, overnight delivery service or confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

                  If to the Company:
                  Eurotech, Ltd.
                  10306 Eaton Place, Suite 220
                  Fairfax, VA 22030
                  Attention: Don Hahnfeldt, President
                  Fax: 703-352-5994
                  with a copy (which shall not constitute notice) to:

                  Ellenoff, Grossman, Schole & Cyruli, LLP
                  370 Lexington Avenue
                  New York, NY 10017
                  Attention: Barry I. Grossman

                  Telecopier No.: 212-370-7889

                  If to Woodward:

                  Woodward LLC
                  P.O. Box 866, George Town
                  Anderson Square Building
                  Grand Cayman, Cayman Islands
                  Attention: Director
                  Telecopier No.: (345) 949-8492

                  with a copy (which shall not constitute notice) to:
                  Krieger & Prager, LLP
                  39 Broadway
                  New York, New York 10006
                  Telephone No.: (212) 363-2900
                  Telecopier No.: (212) 363-2999

                  Each party shall provide notice to the other parties of any change in address.

                  (h) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Purchaser shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other.

                  (i) Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                  (j) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                  (k) Termination by Mutual Consent. This Agreement may be terminated and the

Exchange may be abandoned at any time prior to the Closing Date by mutual written consent of Eurotech and the Company, through action of their respective Boards of Directors.

                  11. Fees. Each party hereto agrees to assume their respective legal fees and other expenses incurred by them in connection with the negotiation, preparation, execution and implementation of this Agreement.

                  12. Publicity. The initial press release with respect to the Exchange shall be a joint, mutually agreed press release. Thereafter, Eurotech and the Company shall consult with each other prior to making any filings with any third party and/or any Governmental Entity (including any securities exchange) with respect thereto, except as may otherwise be required by Law or by obligations pursuant to any listing agreement with or rules of any securities exchange.

                  13. Further Assurances. Each party shall do and perform or cause to be done and perform, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                         EUROTECH LTD.

                                         By: /s/ Don V. Hahnfeldt
                                             -----------------------------------
                                             Name: Don V. Hahnfeldt
                                             Title: President

                                         WOODWARD LLC

                                         By: /s/ David Sims
                                             -----------------------------------
                                             Name: David Sims, for Navigator
                                             Management, Ltd.
                                             Title: Director

                                    EXHIBIT A

                     FORM OF CERTIFICATE OF DESIGNATIONS OF
                            SERIES D PREFERRED STOCK

                          CERTIFICATE OF DESIGNATIONS
                        OF RIGHTS AND PREFERENCES OF THE
                 SERIES D CUMULATIVE CONVERTIBLE PREFERRED STOCK
                                       OF
                           MARKLAND TECHNOLOGIES, INC.

         Pursuant to the authority expressly granted and vested in the Board of Directors (the "BOARD OF DIRECTORS" or the "BOARD") of MARKLAND TECHNOLOGIES, INC. (the "COMPANY") by the Florida General Corporation Law (the "CORPORATION LAW") and the provisions of the Company's Certificate of Incorporation, as amended, the Board of Directors adopted the following resolution setting forth the designations, powers, preferences and rights of its Series D Cumulative Convertible Preferred Stock (the "CERTIFICATE OF DESIGNATIONS") on ______________, 2003:

         RESOLVED: That the designations, powers, preferences and rights of the Series D Cumulative Convertible Preferred Stock be, and they hereby are, as set forth below:

                            I. DESIGNATION AND AMOUNT

         The designation of this series, which consists of 20,000 shares of Preferred Stock, par value $.0001 per share, is the Series D Cumulative Convertible Preferred Stock (the "DESIGNATED PREFERRED STOCK").

                             II. CERTAIN DEFINITIONS

         For purposes of this Certificate of Designation, the following terms shall have the following meanings:.

         A. "BUY-IN ADJUSTMENT AMOUNT" means the amount equal to the excess, if any, of (i) the Converting Holder's total purchase price (including brokerage commissions, if any) for the Covering Shares (as those terms are defined in
Article IV Paragraph B(6)) over (ii) the net proceeds (after brokerage commissions, if any) received by the Converting Holder from the sale of the Sold Shares. By way of illustration and not in limitation of the foregoing, if the Converting Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In (as defined in Article IV Paragraph B(6)) with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which the Company will be required to pay to the Converting Holder will be $1,000.

         B. "CLOSING DATE" means _____________ ,2003.

         C. "CLOSING BID PRICE" means the closing bid price during regular trading hours of the Common Stock (in U.S. Dollars) on the Principal Trading Market, as reported by the Reporting Service (as defined below).

         D. "COMMON STOCK" means the Company's common stock, par value $.0001 per share.

         E. "CONVERSION CERTIFICATES" means certificates representing the shares of Common Stock issuable on conversion of the Designated Preferred Stock.

         F. "CONVERSION DATE" has the meaning ascribed to it in Paragraph B of
Article IV hereof.

         G. "CONVERSION PRICE" means as of the Conversion Date, the variable conversion price designated as follows: (a) if the price for the Common Stock is less than or equal to $0.25, then eighty percent (80%) of the Market Price, (b) if the price for the Common Stock is greater than $0.25 but less than or equal to $0.50, then seventy five percent (75%) of the Market Price, (c) if the price for the Common Stock is greater than $0.50 but less than or equal to $0.75, then seventy percent (70%) of the Market Price, (d) if the price for the Common Stock is greater than $0.75, then sixty five percent (65%) of the Market Price, subject to adjustment as provided herein.

         H. "HOLDER" means a person or entity holding shares of the Designated Preferred Stock.

         I. "JUNIOR SECURITIES" means (i) any class or series of capital stock of the Company authorized prior to the filing of this Certificate of Designations that, by its terms, ranks junior to the Designated Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary and (ii) all classes or series of capital stock of the Company authorized after the filing of this Certificate of Designations, unless consented to as provided herein in each instance, each of which shall rank junior to the Designated Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

         J. "LIQUIDATION PREFERENCE" means, with respect to a share of Designated Preferred Stock, an amount equal to the Stated Value thereof.

         K. "MARKET PRICE" means the average Closing Bid Prices during the five
(5) trading days ending on the trading day immediately preceding the Conversion Date.

         L. "PARI PASSU SECURITIES" means any class or series of capital stock of the Company hereafter created specifically ranking, by its terms, on parity with the Designated Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

         M. "PRINCIPAL TRADING MARKET" means The NASD/OTCBB Market or if the Common Stock is no longer listed on that market, the principal securities exchange or trading market on which the Common Stock is listed or traded, including the pink sheets.

         N. "REDEMPTION PRICE" means 120% of the Stated Value, plus accrued dividends during the first 180 days subsequent to the Closing Date; 125% of the Stated Value, plus accrued dividends beginning 181 days and ending 270 days subsequent to the Closing Date; 130% of the Stated Value, plus accrued dividends beginning 271 days and ending 360 days subsequent to the Closing Date; 135% of the Stated Value, plus accrued dividends thereafter.

         O. "REPORTING SERVICE" means Bloomberg LP or if that service is not then reporting the relevant information regarding the Common Stock, a comparable reporting service of national reputation selected by the Holders of the Designated Preferred Stock and reasonably acceptable to the Company.

         P. "SEC" means the United States Securities and Exchange Commission.

         Q. "SECURITIES" means the shares of Designated Preferred Stock or the Common Stock of the Company into which such shares are converted or convertible, as contemplated hereby.

         R. "SENIOR SECURITIES" means each class or series of capital stock of the Company authorized prior to the original filing of this Certificate of Designations that, by its terms, is senior to the Designated Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary if, but only if, securities from such class or series have been issued prior to the Closing Date and such issuance was disclosed in the filings made by the Company with the SEC and available on the SEC's EDGAR system.

         S. "STATED VALUE" for the Designated Preferred Stock shall be $1,000.00 per share.

         T. "TRADING DAY" means any day during which the Principal Trading Market shall be open for business.

                                 III. DIVIDENDS

         A. GENERALLY. The holders of shares of Designated Preferred Stock shall not be entitled to receive dividends on shares of Designated Preferred Stock

                                 IV. CONVERSION

         A. CONVERSION AT THE OPTION OF THE HOLDER. Each Holder of shares of Designated Preferred Stock may, at any time after the Closing Date and from time to time thereafter, convert (an "OPTIONAL CONVERSION") each of its shares of Designated Preferred Stock into a number of fully paid and nonassessable shares of Common Stock determined in accordance with the following formula:

                     STATED VALUE OF SHARES TO BE CONVERTED
                     --------------------------------------
                           APPLICABLE CONVERSION PRICE

         B. MECHANICS OF CONVERSION. To effect a conversion of shares of the Designated Preferred Stock, the Holder must deliver or fax a Notice of Conversion in the form attached hereto as Exhibit A ("NOTICE OF CONVERSION") to the Company (to the attention of the President or such other officer as may identified by notice given by the Company to the Holder from time to time) as provided in this Paragraph. The Notice of Conversion shall be executed by the Holder of one or more shares of Designated Preferred Stock and shall evidence such Holder's intention to convert all or a portion of such shares. The date of conversion (the "CONVERSION DATE") shall be deemed to be the date on which the Holder faxes or otherwise delivers a Notice of Conversion to the Company.

                  1. DELIVERY OF COMMON STOCK UPON CONVERSION. The Conversion Certificates will be delivered to the Converting Holder at the address specified in the Notice of Conversion, via express courier, by electronic transfer or otherwise, within five (5) business days (such fifth business day, a "DELIVERY DATE") after the date on which the Notice of Conversion is delivered to the Company as contemplated in this Paragraph.

                  2. TAXES. The Company shall pay any and all taxes which may be imposed upon the Company with respect to the issuance and delivery of the shares of Common Stock upon the conversion of the Designated Preferred Stock other than transfer taxes due upon conversion, if such Holder has transferred to another party the Designated Preferred Stock or the right to receive Common Stock upon the Holder's conversion thereof or any or income taxes due on the part of the Holder. The Company shall have the right to withhold any taxes as required by the United States federal or state tax laws.

                  3. NO FRACTIONAL SHARES. If any conversion of Designated Preferred Stock would result in the issuance of a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion of the Designated Preferred Stock shall be rounded up or down to the nearest whole share, it being understood that .5 of one share shall be rounded up to the next highest share.

                  4. CONVERSION DISPUTES. In the case of any dispute with respect to a conversion, the Company shall promptly issue such number of shares of Common Stock as are not disputed in accordance with Paragraph A of this Article IV. If such dispute involves the calculation of the Conversion Price, the Company shall first discuss such discrepancy with the Converting Holder. If the Company and the Converting Holder are unable to agree upon the Conversion Price calculation, the Company shall promptly submit the disputed calculations to independent auditors to be selected by the Holder (unless the Holders and the Company mutually agree to a different firm). The auditors, at the expense of the party or parties in error (as determined by the auditors), shall audit the calculations and notify the Company and the Holder of the results within five (5) business days following the date it receives the disputed calculations. The auditor's calculation shall be deemed conclusive, absent manifest error. The Company shall then issue the appropriate number of shares of Common Stock in accordance with Paragraph A of Article IV above.

                  5. DELAY IN DELIVERING CONVERSION CERTIFICATES. The Company understands that a delay in the delivery of the Conversion Certificates beyond the Delivery Date could result in economic loss to a Holder. As compensation to a Holder for such loss, the Company agrees if there is a delay in the delivery of the Conversion Certificates (as adjusted in accordance with this provision) so that such Conversion Certificates are not received within five (5) business days after the Delivery Date, to pay late payments to such Holder for late delivery of Conversion Certificates in accordance with the following schedule (where "No. Business Days Late" is defined as the number of business days beyond five (5) business days after the Delivery Date):

         No. Business Days          Late Payment For Each $10,000 of
              Late                     Stated Value Being Converted
        --------------------       ------------------------------------

                      1                                      $100
                      2                                      $200
                      3                                      $300
                      4                                      $400
                      5                                      $500
                      6                                      $600
                      7                                      $700
                      8                                      $800
                      9                                      $900
                     10                                    $1,000
                    >10             $1,000 +$200 for each Business
                                           Day Late beyond 10 days

         The Company shall pay any payments incurred under this Paragraph in immediately available funds upon demand. Nothing herein shall limit the Holder's right to pursue actual damages for the Company's failure to issue and deliver the Conversion Certificates to the Holder within a reasonable time. Furthermore, in addition to any other remedies which may be available to a Holder, in the event that the Company fails for any reason to effect delivery of such Conversion Certificates within five (5) business days after the Delivery Date, the Converting Holder will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the Converting Holder shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion; provided, however, that any payments contemplated by this Paragraph B(5) of this Article IV which have accrued through the date of such revocation notice shall remain due and owing to the Converting Holder notwithstanding such revocation.

                  6. BUY-IN. If, by the relevant Delivery Date, the Company fails for any reason to deliver the Conversion Certificates and after such Delivery Date, the Holder of the Designated Preferred Stock being converted (a "CONVERTING HOLDER") purchases, in an arm's-length open market transaction or otherwise, shares of Common Stock (the "COVERING SHARES") in order to make delivery in satisfaction of a sale of Common Stock by the Converting Holder (the "SOLD SHARES"), which delivery such Converting Holder anticipated to make using the shares to be issued upon such conversion (a "BUY-IN"), the Converting Holder shall have the right to require the Company to pay to the Converting Holder, in addition to and not in lieu of the amounts due under Paragraph B(5) of
         Article IV hereof (and in addition to all other amounts contemplated in other provisions of the other agreements between the Company and the Holder, and not in lieu of any such other amounts), the Buy-In Adjustment Amount. The Company shall pay the Buy-In Adjustment Amount to the Converting Holder in immediately available funds immediately upon demand by the Converting Holder.

                  7. DWAC CERTIFICATE DELIVERY. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of a Converting Holder and his/her compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the Converting Holder thereof is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Converting Holder by crediting the account of Converting Holder's prime broker with DTC through its Deposit Withdrawal Agent Commission system.

                  8. CONVERSION OBLIGATIONS AND DEFAULT. If, at any time the Company challenges, disputes or denies the right of a Holder of Designated Preferred Stock to effect a conversion of the Designated Preferred Stock into Common Stock or otherwise dishonors or rejects any Notice of Conversion delivered in accordance with the terms of this Certificate of Designations (subject to the provisions of Paragraph B(4) of this Article IV with respect to certain disputes relating to calculations of the number of shares to be issued), then such Holder shall have the right, by written notice to the Company, to require the Company to redeem each share of Designated Preferred Stock for which a Notice of Conversion has been refused pursuant to this Paragraph B(8) for cash, at an amount per share equal to the Holder Redemption Price.

                  9. CONVERSION IN BANKRUPTCY. The Holder of any Designated Preferred Stock shall be entitled to exercise its conversion privilege with respect to the Designated Preferred Stock notwithstanding the commencement of any case under 11 U.S.C. ss.101 ET SEQ. (the "BANKRUPTCY CODE"). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. ss.362 in respect of such Holder's right to convert the Designated Preferred Stock. The Company agrees, without cost or expense to such Holder, to take or to consent to any and all action necessary to effectuate relief under 11 U.S.C. ss.362.

                  V. RESERVATION OF SHARES OF COMMON STOCK

         A. RESERVED AMOUNT. Upon the initial issuance of the shares of Designated Preferred Stock, the Company shall reserve, out of the authorized but unissued shares of Common Stock, 50,000,000 shares of Common Stock (the "RESERVED AMOUNT"; subject to adjustment as provided below) for issuance upon conversion of the Designated Preferred Stock. Thereafter the number of authorized but unissued shares of Common Stock so reserved shall cover at least a number of shares equal to the sum of two hundred percent (200%) of (A) the number of shares of Common Stock as would then be issuable upon a conversion in full of the then outstanding Designated Preferred Stock, and (B) the number of shares of Common Stock as would be issuable as payment of dividends on the Designated Preferred Stock. The Reserved Amount shall be adjusted as and when the Conversion Price is adjusted pursuant to Article VIII hereof. The Reserved Amount shall be allocated to the holders of Designated Preferred Stock as provided in Article XI Paragraph D.

                                 VI. REDEMPTION

         A. REDEMPTION BY THE COMPANY.

         1. Notwithstanding any other provision hereof to the contrary, at any time the Company shall have the right to redeem all or any portion of the then outstanding principal amount of the Designated Preferred Stock then held by the Holder (a "COMPANY REDEMPTION") in cash for an amount (the "COMPANY REDEMPTION AMOUNT") equal to Redemption Price.

         2. If the Company elects to make a Company Redemption, the Company shall give written notice of such redemption to the Holder (the "COMPANY NOTICE OF REDEMPTION"). The date on which the Company shall pay the Company Redemption Amount (the "COMPANY REDEMPTION PAYMENT DATE") shall be no fewer than five (5) business days and no later than ten (10) business days after the Company Notice of Redemption is given by the Company.

         3. Upon receipt of the Company Notice of Redemption, the Holder's right to effect a Conversion with respect to shares of Designated Preferred Stock being specified as being redeemed in such Company Notice of Redemption shall continue at the until the Company Redemption Payment Date.

         4. Restriction on Redemption. The Company shall not be entitled to send Company Notice of Redemption under Section (2) hereof unless it has:

A.       (i)      The full amount of the applicable Redemption Price in cash or cash equivalents, available in a demand or other immediately available account in one or more banks or similar financial institutions;

         (ii) Immediately available credit facilities in the full amount of the applicable Redemption Price with one or more banks or similar financial institutions;

         (iii) An agreement with a standby underwriter willing to purchase from the Company a sufficient number of shares of stock to provide proceeds equal to the applicable Redemption Price; or

         (iv) A combination of the items set forth in (i), (ii) and (iii) above, aggregating the full amount of the applicable Redemption Price.

B. Certified to the Holder, in writing, that it is not aware of the existence or imminent existence or likelihood of any event described in Article VIII. A.

         5. At the election of the Holder at any time prior to the date on which the Company pays the Company Redemption Amount to the Holder, the Holder shall have the right to convert the Designated Preferred Stock as if such Company Notice of Redemption had never been given.

                           VII. LIQUIDATION PREFERENCE

         A. LIQUIDATION, DISSOLUTION, WINDING UP OR CERTAIN MERGERS OR CONSOLIDATIONS. If the Company shall adopt a plan of liquidation or of dissolution, or commence a voluntary case under the federal bankruptcy laws or any other applicable state or federal bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in any involuntary case under such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due and on account of such event the Company shall liquidate, dissolve or wind up, or if the Company shall otherwise liquidate, dissolve or wind up, including but not limited to the sale or transfer of all or substantially all of the Company's assets in one transaction or in a series of related transactions (a "Liquidation Event"), then and in that event, no distribution shall be made to the holders of Junior Securities, unless, prior thereto, the holders of the Designated Preferred Stock shall have first received an amount in cash or equivalent value in securities or other consideration equal to the Liquidation Preference thereof. If upon any liquidation, dissolution, winding up, merger, plan of reorganization or consolidation, the amount so payable or distributable does not equal or exceed the Liquidation Preference of the Designated Preferred Stock, then, and in that event, the amount of cash so payable, and amount of securities or other consideration so distributable, shall be shared ratably among the holders of the Designated Preferred Stock.

                           VIII. ADJUSTMENTS TO PRICES

          A. SALE. The Conversion Price shall be subject to adjustment from time to time as follows: If, for as long as any shares of Designated Preferred Stock remain outstanding, the Company enters into a merger (other than where the Company is the surviving entity) or consolidation with, or acquisition by, another corporation or other entity or a sale or transfer of all or substantially all of the assets of the Company to another person, or there is an outstanding tender offer for the Common Stock of the Company or the Company enters into a transaction that could result in a change in control of the Company (collectively, a "SALE"), the Company will require, in the agreements reflecting such transaction, that the surviving entity expressly assume the obligations of the Company hereunder. Notwithstanding the foregoing, if the Company enters into a Sale and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such Sale, the Company and any such successor, purchaser or transferee will agree that the Designated Preferred Stock may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, acquisition, consolidation, sale or transfer by a Holder of the number of shares of Common Stock into which then outstanding shares of Designated Preferred Stock might have been, pursuant to this Certificate, converted immediately before such merger, acquisition, consolidation, sale or transfer at the Conversion Price, subject to any adjustments which shall be as nearly equivalent as may be practicable. In the event of any such proposed Sale, the Holder hereof shall have the right to either (i) convert all of any of the outstanding Designated Preferred Stock by delivering a Notice of Conversion to the Company at the Conversion Price within 15 days of receipt of notice of such Sale from the Company or (ii) if the surviving entity in the transaction is not a publicly traded entity listed on a Principal Trading Market, demand a redemption of all or any of the outstanding Designated Preferred Stock at the Redemption Price by delivering a notice to such effect to the Company within fifteen (15) days of receipt of notice of such Sale from the Company.

               B. SPIN OFF. If, at any time prior to the Conversion Date or the date of payment of the Company Redemption Amount hereunder, the Company consummates a spin off or otherwise divest itself of a part of its business or operations or disposes all or of a part of its assets in a transaction (the "SPIN OFF") in which the Company does not receive just compensation for such business, operations or assets, but causes securities of another entity (the "SPIN OFF SECURITIES") to be issued to security holders of the Company, then the Company shall cause (i) to be reserved Spin Off Securities equal to the number thereof which would have been issued to the Holder had all of the holder's shares of Designated Preferred Stock outstanding on the record date (the "RECORD DATE") for determining the amount and number of Spin Off Securities to be issued to security holders of the Company (the "OUTSTANDING DESIGNATED PREFERRED STOCK") been converted as of the close of business on the trading day immediately before the Record Date (the "RESERVED SPIN OFF SHARES"), and (ii) to be issued to the Holder on the conversion of all or any of the outstanding Designated Preferred Stock, such amount of the Reserved Spin Off Shares equal to
(x) the Reserved Spin Off Shares multiplied by (y) a fraction, of which (a) the numerator is the principal amount of the outstanding Designated Preferred Stock then being converted, and (b) the denominator is the principal amount of the outstanding Designated Preferred Stock.

         C. STOCK SPLITS, ETC. If, at any time while any shares of Designated Preferred Stock remain outstanding, the Company effectuates a stock split or reverse stock split of its Common Stock or issues a dividend on its Common Stock consisting of shares of Common Stock, the Conversion Price shall be equitably adjusted to reflect such action. By way of illustration, and not in limitation, of the foregoing (i) if the Company effectuates a 2:1 split of its Common Stock, the Conversion Price shall be deemed to be one-half of what it had been calculated to be immediately prior to such split; (ii) if the Company effectuates a 1:10 reverse split of its Common Stock, thereafter, with respect to any conversion for which the Company issues the shares after the record date of such reverse split, the Conversion Price shall be deemed to be ten times what it had been calculated to be immediately prior to such split; and (iii) if the Company declares a stock dividend of one share of Common Stock for every 10 shares outstanding, thereafter the Conversion Price shall be deemed to be the amount it had been calculated to be immediately prior to such dividend multiplied by a fraction, of which (x) the numerator is the number of shares (10 in the example) for which a dividend share will be issued and (y) the denominator is such number of shares plus the dividend share(s) issuable or issued thereon (11 in the example).

         D. NOTICE OF ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Article VIII, the Company, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to each Holder of Designated Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any Holder of Designated Preferred Stock, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of a share of Designated Preferred Stock.

                                IX. VOTING RIGHTS

         A. GENERALLY. The holders of the Designated Preferred Stock shall not be entitled to vote with the holders of Common Stock, except as otherwise provided by the Florida Corporation Law or otherwise contemplated by this Certificate of Designations. To the extent that either Florida Corporation Law or the Company's Articles of Incorporation allows or requires the vote of the holders of the Designated Preferred Stock, voting separately as a class or series, as applicable, to authorize a given action of the Company, the affirmative vote or consent of the holders of 67% of the outstanding shares of Designated Preferred Stock shall constitute the approval of such action by the class.

                           X. CONVERSTION RESTRICTIONS

         A. CERTAIN CONVERSION RESTRICTIONS. Notwithstanding anything to the contrary contained herein other than a conversion pursuant to Paragraphs A or B of Article VIII, the number of shares of Common Stock that may be acquired by a Holder upon any conversion of Designated Preferred Stock (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with such Holder's for purposes of Section 13(d) of the Exchange Act, does not exceed 9.999% of the total number of issued and outstanding shares of Common Stock. For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Each delivery of a Conversion Notice hereunder will constitute a representation by the applicable Holder that it has evaluated the limitation set forth in this section and determined that issuance of the full number of Underlying Shares requested in such Conversion Notice is permitted. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a merger or other business combination or reclassification involving the Company as contemplated in Article VIII herein.

                                XI. MISCELLANEOUS

         A. RANK. The Designated Preferred Stock shall rank (i) prior to the Company's Common Stock; (ii) prior to any Junior Securities; (iii) junior to any Senior Securities; and (iv) PARI PASSU with any Pari Passu Securities; PROVIDED, HOWEVER, that no additional Senior Securities or Pari Passu Securities shall be created without the written consent of two thirds of the holders of the outstanding Designated Preferred Stock.

         B. CANCELLATION OF DESIGNATED PREFERRED STOCK. If any shares of Designated Preferred Stock are converted or redeemed pursuant to this Certificate of Designations, the shares so converted shall be canceled, shall return to the status of authorized, but unissued preferred stock of no designated series, and shall not be issuable by the Company as Designated Preferred Stock.

         C. LOST OR STOLEN CERTIFICATES. Upon receipt by the Company of (i) evidence of the loss, theft, destruction or mutilation of any Designated Preferred Stock certificate(s) and (ii) (y) in the case of loss, theft or destruction, of indemnity (without any bond or other security) reasonably satisfactory to the Company, or (z) in the case of mutilation, upon surrender and cancellation of the Designated Preferred Stock certificate(s), the Company shall execute and deliver new Designated Preferred Stock certificate(s) of like tenor and date. However, the Company shall not be obligated to reissue such lost or stolen Designated Preferred Stock certificate(s) if the Holder contemporaneously requests the Company to convert such Designated Preferred Stock.

         D. ALLOCATION OF RESERVED AMOUNT. The Reserved Amount shall be allocated pro rata among the holders of Designated Preferred Stock based on the number of shares of Designated Preferred Stock issued to each Holder. Each increase to the Reserved Amount shall be allocated pro rata among the holders of Designated Preferred Stock based on the number of shares of Designated Preferred Stock held by each Holder at the time of the increase in the Reserved Amount. In the event a Holder shall sell or otherwise transfer any of such holder's shares of Designated Preferred Stock, each transferee shall be allocated a pro rata portion of such transferor's Reserved Amount. Any portion of the Reserved Amount which remains allocated to any person or entity which does not hold any Designated Preferred Stock shall be allocated to the remaining holders of shares of Designated Preferred Stock, pro rata based on the number of shares of Designated Preferred Stock then held by such holders.

         E. PAYMENT OF CASH; DEFAULTS. Whenever the Company is required to make any cash payment to a Holder under this Certificate of Designations (upon redemption or otherwise), such cash payment shall be made to the Holder in good funds on the date specified herein or, if not so specified, within five (5) business days after delivery by such Holder of a notice specifying that the Holder elects to receive such payment in cash and the method (E.G., by check, wire transfer) in which such payment should be made. If such payment is not delivered within the relevant time period, such Holder shall thereafter be entitled to interest on the unpaid amount at a per annum rate equal to the lower of 15% and the highest interest rate permitted by applicable law until such amount is paid in full to the Holder.

         F. STATUS AS STOCKHOLDER. Upon submission of a Notice of Conversion by a Holder of Designated Preferred Stock, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their listing or issuance would exceed any applicable legal or regulatory limitation) shall be deemed converted into shares of Common Stock and (ii) the holder's rights as a Holder of such converted shares of Designated Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Company to comply with the terms of this Certificate of Designations.

         G. JURY TRIAL WAIVER. The Company and, by its acceptance of the shares of the Designated Preferred Stock, the Holder hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out or in connection with this Certificate of Designations.

         H. AMENDMENTS. This Certificate of Designations may only be amended with the written consent of the holders of sixty-seven (67%) percent of the outstanding Designated Preferred Stock and the vote or action of any other party or class entitled to vote or act thereon.

                                        MARKLAND TECHNOLOGIES, INC.

                                        By:
                                            ------------------------------------
                                                 Authorized Officer

                                                                       EXHIBIT A

                           MARKLAND TECHNOLOGIES, INC.

                              NOTICE OF CONVERSION

                    (To be Executed by the Registered Holder in order to Convert the Series D Cumulative Convertible Preferred Stock)

TO:      MARKLAND TECHNOLOGIES, INC.        VIA TELECOPIER  (      )

         Attn:

FROM: _______________________________________________________________ ("Holder")

DATE: _______________________________________________________ "Conversion Date")

RE: Conversion of $_______ Stated Value (the "Converted Preferred Stock") of the SERIES D Cumulative Convertible Preferred Stock (the "Designated Preferred Stock") of MARKLAND TECHNOLIGIES, INC. (the "Company") into _______ shares (the "Conversion Shares") of Common Stock (defined below)

         The captioned Holder hereby gives notice to the Company, pursuant to the Certificate of Designations (the "Certificate of Designations") for the Designated Preferred Stock of the Company that the Holder elects to convert the Converted Preferred Stock into fully paid and non-assessable shares of Common Stock, par value $.0001 per share (the "Common Stock"), of the Company as of the Conversion Date specified above. Said conversion shall be based on the following Conversion Price (CHECK ONE):

         |_|      $_____________; or

         |_| Other $_______, based on adjustment(s) contemplated by the Certificate of Designations

Based on this Conversion Price, the number of Conversion Shares indicated above should be issued in the following name(s):

                  Name and Record Address                Conversion Shares

                  ____________________________________
                  ____________________________________
                  ____________________________________

                                            ____________________________________
                                            (Print name of Holder)
                                            By: